SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 16, 2004
(Date of earliest event reported)

ONYX ACCEPTANCE CORPORATION

401(k) Savings Plan

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	28050 (Commission File No.)	33-0577635 (I.R.S. Employer Identification No.)

27051 Towne Centre Drive, Suite 100 Foothill Ranch, California (Address of Principal Executive Offices)	92610 (Zip Code)

Registrant's Telephone Number, Including Area Code: (949) 465-3500

Item 4.01 Changes in Registrant’s Certifying Accountant

     The administrators of the Onyx Acceptance Corporation 401(k) Savings Plan (the “401(k) Plan”) have been advised that Kushner, Smith, Joanou & Gregson LLP (“KSJG”), the independent public accounting firm which audited the 401(k) Plan for the years ended December 31, 2003 and December 31, 2002, had not complied with the requirement to register with the Public Company Accounting Oversight Board (“PCAOB”). On September 16, 2004, the 401(k) Plan administrators dismissed KSJG as the 401(k) Plan’s independent auditors, and appointed Haskell & White LLP (“HW”) as the 401(k) Plan’s new independent public accountants, effective on such date. KSJG’s audit reports on the 401(k) Plan’s financial statements for the most recent two fiscal years, which ended December 31, 2003 and 2002, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     HW will re-audit the 401(k) Plan’s 2003 financial statements. An amended Form 11-K for the 401(k) Plan’s 2003 plan year will be filed upon completion of the audit and issuance of the related audit report by HW.

     Other than in connection with the 401(k) Plan, the above-mentioned independent auditing firm of Kushner, Smith, Joanou & Gregson LLP has not provided any other professional service to the Registrant or to Onyx Acceptance Corporation or any of its affiliates.

Item 9.01. Exhibits

15.1	Letter from Kushner, Smith, Joanou & Gregson LLP to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee administering the 401(k) Plan has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Onyx Acceptance Corporation 401(k) Savings Plan
September 16, 2004	By:	/s/ Don Duffy
Don Duffy, Trustee

EXHIBIT INDEX

15.1	Letter from Kushner, Smith, Joanou & Gregson LLP to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K.